EXHIBIT 3.1.1

                                State of Delaware
                                                                 PAGE 1
                        Office of the Secretary of State

                        --------------------------------


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "ENDOSAFE, INC.", CHANGING ITS NAME FROM "ENDOSAFE, INC." TO "CHARLES RIVER LABORATORIES HOLDINGS, INC.", FILED IN THIS OFFICE ON THE THIRTY-FIRST DAY OF AUGUST, A.D. 1999, AT 9 O'CLOCK A.M.

                                            /s/ Edward J. Freel
[SEAL OF THE SECRETARY OF STATE]            -----------------------------------
                                            Edward J. Freel, Secretary of State

2375407 8100                                            AUTHENTICATION: 9974575
                                                                 DATE: 09-17-99
991388750

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 08/31/1999
                                                               991364074-2375407

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 ENDOSAFE, INC.

          Endosafe, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of the Corporation, by the unanimous written consent to its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

                  RESOLVED: That the Certificate of Incorporation of Endosafe, Inc. be amended by changing the FIRST Article thereof so that, as amended, said Article shall be and read as follows:

         FIRST: The name of the Corporation is Charles River Laboratories Holdings, Inc.

         SECOND: That in lieu of a meeting and vote of the stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, Endosafe, Inc. has caused this certificate to be signed by Alan H. Resnick, its Treasurer, this 31st day of August, 1999.

                                          Endosafe, Inc.

                                          By /s/ Alan H. Resnick
                                            ------------------------------------
                                            Alan H. Resnick
                                            Treasurer

                                State of Delaware
                                                                 PAGE 1
                        Office of the Secretary of State

                        --------------------------------


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "ENDOSAFE, INC.", FILED IN THIS OFFICE ON THE TWELFTH DAY OF
AUGUST, A.D. 1999, AT 9 O'CLOCK A.M.

                                            /s/ Edward J. Freel
[SEAL OF THE SECRETARY OF STATE]            -----------------------------------
                                            Edward J. Freel, Secretary of State

2375407 8100                                            AUTHENTICATION: 9974576
                                                                 DATE: 09-17-99
991388750

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 ENDOSAFE, INC.

                    (Pursuant to Section 242 of the General
                   Corporation Law of the State of Delaware)

          Endosafe, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

1.   The name of the Corporation is Endosafe, Inc.

2. Article FOURTH of the Certificate of Incorporation is hereby amended to read in its entirety as follows:
          "FOURTH: The Corporation is authorized to issue two (2) classes of shares to be designated, respectively, Common Stock ("Common Stock") and Preferred Stock ("Preferred Stock"). The total number of shares of stock that the Corporation shall be authorized to issue is Five Hundred Thousand (500,000). The total number of shares of Common Stock that the Corporation shall be authorized to issue is Two Hundred Fifty Thousand (250,000) shares of Common Stock with a par value of $.01 per share. The total number of shares of Preferred Stock that the Corporation shall be authorized to issue is Two Hundred Fifty Thousand (250,000) shares of Series A Redeemable Preferred Stock with a par value of $.01 per share.

          The rights, preferences and limitations granted to and imposed on the authorized stock are as set forth below in this Article FOURTH:

     A. Common Stock. The Common Stock shall have the rights, preferences and limitations granted to and imposed upon the Common Stock as are set forth in the following sections.

         Section 1. Dividend Rights. After payment in full of any dividends then accrued with respect to the Preferred Stock, dividends payable in cash, stock or otherwise, as may be declared by the Board of Directors, may be declared and paid on the Common Stock from time to time out of any funds lawfully available therefor.

         Section 2. Voting Rights. The holders of the Common Stock shall be entitled to one (1) vote per share.


                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                    FILED ON 09:00 AM 08/12/1999
                                                             991335443 - 2375407

         Section 3. Liquidation, Dissolution or Winding Up. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary and after payment in full of the amount payable in respect of the Preferred Stock, as provided in Paragraph B, Section 1(b) below, the holders of the shares of Common Stock shall share ratably in the distribution of the Residual Assets as defined in Paragraph B, Section 1(b) below.

         B. Preferred Stock. The Preferred Stock shall consist of Two Hundred Fifty Thousand (250,000) shares having a par value of $.01 per share and shall be designated as "Series A Redeemable Preferred Stock" (the "Series A Preferred Stock"). The rights, preferences and limitations granted to and imposed on the Preferred Stock are as set forth in the following sections:

         Section 1. Rights, Preferences and Limitations of Series A Preferred Stock.

         (a) Dividends. The holders of the Series A Preferred Stock, in preference to the holders of all Common Stock, shall be entitled to receive when, as and if declared by the Board of Directors out of funds legally available for the purpose, cumulative dividends as provided in this Paragraph. Dividends on each share of Series A Preferred Stock shall be payable in cash, and shall accrue at the Dividend Rate on the sum of (i) the Purchase Price and
(ii) all accumulated and unpaid dividends accrued thereon pursuant to this Paragraph from the date of issuance thereof (the "Series A Dividends"); the sum of the Purchase Price and the Series A Dividends is referred to herein as the "Series A Preference Amount." Such dividends will be calculated and compounded annually in arrears on December 31 of each year (each a "Dividend Date") in respect of the prior twelve month period, prorated on a daily basis for partial periods. Such dividends shall commence to accrue on each share of Series A Preferred Stock from the date of issuance thereof whether or not declared by the Board of Directors, and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, and shall continue to accrue thereon until the Series A Preference Amount is paid in full in cash.

         (b) Liquidation, Dissolution or Winding Up. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, subject to the rights of holders of other series of preferred stock of the Corporation, each holder of outstanding shares of Series A Preferred Stock and Common Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to stockholders, whether such assets are capital, surplus, or earnings as follows: (i) first, the holders of the outstanding shares of Series A Preferred Stock shall receive an amount in cash equal to the Purchase Price together with any accrued but unpaid dividends to which the holders of outstanding shares of such series are entitled pursuant to
Section 1(a) hereof (the "Series A Liquidation Preference") before any payment shall be made to the holders of any Common Stock or of any other series of preferred stock of the Corporation; and (ii) second, the holders of the outstanding shares of Common Stock shall share ratably in the distribution of the assets of the Corporation remaining for distribution to stockholders, whether such assets are capital, surplus, or earnings (the "Residual Assets").

         (c) Voting Rights. The holders of Series A Preferred Stock shall not be entitled to vote except as required by law.

         (d) Conversion. The Series A Preferred Stock shall not be convertible into Common Stock or any other security of the Corporation.

         (e) Redemption Rights.

                  (i) Redemption Rights of the Holder. At any time or from time to time after the issuance of any shares of Series A Preferred Stock and prior to the completion of a Public Offering, any holder of such shares shall have the right to cause the Corporation to redeem its shares by notifying the Corporation in writing of its intent to exercise the rights afforded by this Paragraph and specifying a date not less than two (2) days (or such shorter period as may be determined by mutual agreement of the holder and the Corporation) nor more than thirty (30) days from the date of such notice on which the shares designated therein shall be redeemed (the "Optional Redemption Date"). The Corporation shall redeem on the Optional Redemption Date all shares of Series A Preferred Stock which have been tendered for redemption in accordance with the foregoing, together with stock powers duly endorsed for transfer to the Corporation.

                  (ii) Redemption Rights of the Corporation. Subject to compliance with applicable law, at any time or from time to time the Corporation shall have the right to redeem any or all of the then outstanding shares of Series A Preferred Stock. The Corporation shall notify the holders of Series A Preferred Stock of its intent to exercise the rights afforded by this Paragraph and specify a date not less than two (2) days (or such shorter period as may be determined by mutual agreement of the holder and the Corporation) nor more than thirty (30) days from the date of such notice on which the shares designated therein shall be redeemed (the "Mandatory Redemption Date"). The recipient of such notice shall tender to the Corporation the shares of Series A Preferred Stock specified therein on or before such date, together with stock powers duly endorsed for transfer to the Corporation.

                  (iii) Payment of Redemption Price. The total amount payable to a holder of Series A Preferred Stock upon redemption of the shares hereunder shall be the Series A Preference Amount of such shares (the "Redemption Price"). The Redemption Price shall be paid in cash by wire transfer of immediately available funds on the Optional Redemption Date or the Mandatory Redemption Date, as applicable.

                  (iv) Statutory Limitations. If the Corporation does not have sufficient funds legally available to redeem all shares for which redemption is requested hereunder, then it shall redeem such shares on a pro rata basis among the holders of the Series A Preferred Stock which requested redemption in proportion to the shares of Series A Preferred Stock then held by them to the extent possible and shall redeem the remaining shares to be redeemed as soon as sufficient funds are legally available therefor.

         (f) No Reissuance of Preferred Stock. No share or shares of Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled. The Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

         (g)      Definitions.

         "Certificate of Incorporation" shall mean the Certificate of Incorporation of the Corporation, as amended from time to time.

         "Common Stock" shall mean the Corporation's Common Stock, $.01 par value per share.

         "Dividend Date" shall have the meaning set forth in Paragraph B(1)(a) hereof.

         "Dividend Rate" shall mean 7.5% per annum.

         "Person" shall mean an individual, partnership, corporation, association, trust, joint venture, unincorporated organization and any government, governmental department or agency or political subdivision thereof.

         "Public Offering" shall mean any underwritten offering by the Corporation of its equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933 or any comparable statement under any similar federal statute then in force, other than an offering of shares being issued as consideration in a business acquisition or combination or an offering in connection with an employee benefit plan.

         "Purchase Price" of any share of Series A Preferred Stock shall be $1,000.

         "Series A Preference Amount" shall have the meaning set forth in Paragraph B(1)(a).

         "Series A Preferred Stock" shall mean the Corporation's Series A Redeemable Preferred Stock, $.01 par value.

         3. The Board of Directors of the Corporation, by unanimous written consent in lieu of a meeting pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, duly adopted resolutions declaring advisable this Certificate of Amendment.

         4. In lieu of a meeting and vote of stockholders, the stockholders have approved this Certificate of Amendment by written consent in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware and the By-laws of the Corporation, and notice of the taking of such action was duly given to stockholders not consenting in writing to such action.

         5. This Certificate of Amendment was duly adopted in accordance with Sections 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, ENDOSAFE, INC. has caused this Certificate of Amendment to be signed by its President, this 10th day of July, 1999.

                                            ENDOSAFE, INC.

                                            By: /s/ David R. Shaughnessy
                                            -------------------------------
                                            David R. Shaughnessy, President

                                State of Delaware
                                                                 PAGE 1
                        Office of the Secretary of State

                        --------------------------------


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "ENDOSAFE, INC.", FILED IN THIS OFFICE ON THE THIRD DAY OF FEBRUARY, A.D. 1994, AT 12:30 O'CLOCK P.M.

                                            /s/ Edward J. Freel
[SEAL OF THE SECRETARY OF STATE]            -----------------------------------
                                            Edward J. Freel, Secretary of State

2375407 8100                                            AUTHENTICATION: 9969334
                                                                 DATE: 09-14-99
991382279

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                    FILED ON 12:30 PM 02/03/1994
                                                             944013232 - 2375407

                          CERTIFICATE OF INCORPORATION

                                       of

                                 ENDOSAFE, INC.

     FIRST: The name of this Corporation is: Endosafe, Inc.

     SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD: The nature of the business or purposes to be conducted or promoted by this Corporation is as follows:

     To engage in any, lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 200,000 shares of Common Stock, $.01 par value per share.

     The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

     FIFTH: The name and mailing address of the sole incorporator are as follows:

               NAME                          MAILING ADDRESS
               ----                          ---------------

          David P. Johst                c/o Charles River Laboratories, Inc.
                                        211 Ballardvale Street
                                        Wilmington, MA  01887

     SIXTH: In furtherance of and not in limitation of powers conferred by statute, it is further provided:

          1. Election of directors need not be by written ballot.

          2. The Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation.

        SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Tide 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

        EIGHTH: Except to the extent that the General Corporation Law of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

        NINTH: The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom.

        Indemnification may include payment by the Corporation of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification under this Article, which undertaking may be accepted without reference to the financial ability of such person to make such repayment.

        The Corporation shall not indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless the initiation thereof was approved by the Board of Directors of the Corporation.

        The indemnification rights provided in this Article (i) shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and (ii) shall inure to the benefit of the heirs, executors and administrators of such persons. The Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

        TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

        EXECUTED at Wilmington, Massachusetts, on February 3, 1994.


                                       /s/ David P. Johst
                                   ---------------------------------------------
                                       Incorporator